Press Release

For further information:
Mr. Weiguo Zhang, Synutra, Inc., 301 840 3888, wzhang@synutra.com
Mr. Brian Rafferty, Taylor Rafferty, 212 889 4350, synutra@taylor-rafferty.com

Synutra to Commence Product Recall

“Super” Products Not Involved in Recall

September 16, 2008, Qingdao, PRC/Rockville, MD, USA -- Synutra International, Inc. (NASDAQ: SYUT, “Synutra”), a leading infant formula company in China, and a producer, marketer and seller of nutritional products for infants, children and adults, today announced it has been informed by China’s Administration of Quality Supervision, Inspection and Quarantine (China AQSIQ) that certain lots of its U-Smart series of products have been contaminated by melamine, a substance not approved for use in food and linked to recent illness among infants and children in China. The Company believes that the melamine contamination resulted from tainted milk supplies provided by third-party suppliers in the Hebei and Inner Mongolia regions of China. The Company did not add the melamine to the affected products and the Company’s normal testing procedures, which are carried out in accordance with Chinese government health regulations and requirements and internationally-accepted quality control procedures, were not equipped to and did not detect the melamine contamination.

Earlier today, the China AQSIQ announced the finding of melamine in the formula products of 22 Chinese formula producers, including the Company’s. The government test findings indicated that the levels of melamine in the Company’s U-Smart products were significantly less (150 milligrams (mg) per kilogram (kg)) than those found in the products of the producer at the top of the government list (at approximately 2,560 mg per kg). The Company is fully cooperating with Chinese government authorities and is taking steps to recall all affected products. Synutra will announce the details of its recall process for all affected products as they become available.

Synutra’s Chairman and Chief Executive Officer Liang Zhang said, “Synutra is prepared to act swiftly and effectively to remove any and all possibility of harm to our customers associated with the contamination. Nothing is more important to us than the health and well-being of the children and other consumers who have entrusted their nutrition to us. The Company will take any and all actions necessary to ensure the quality and safety of our products, which is our highest operational goal and underscores our core values. Although the Company has, to date, not received any complaints from customers or clinical reports about kidney stones or other kidney-related health problems tied to any of our products, we nevertheless deeply regret this unfortunate situation and the fact that our U-Smart products were contaminated. While taking all necessary steps to protect our consumers, the Company is committed to open and transparent communications. We are working with the government to ascertain all details of the analytical findings concerning our products and will update the financial community on the expected impact of this situation as soon as possible.”

Press Release

For further information:
Mr. Weiguo Zhang, Synutra, Inc., 301 840 3888, wzhang@synutra.com
Mr. Brian Rafferty, Taylor Rafferty, 212 889 4350, synutra@taylor-rafferty.com

Although the contaminated products appear so far to be limited to the Company’s U-Smart products, out of an abundance of caution for the best interests of consumers, in addition to recalling the U-Smart products, the Company has further made the decision to voluntarily recall all other products that use milk supplied from the regions of Hebei and Inner Mongolia (including, for example, its U-Strong products and adult formula products), regardless of whether or not they have been implicated.

Importantly, as far as the Company is currently aware, no Super series products are affected by the contaminated milk supplies. Super products are produced using milk supplied from China’s Heilongjiang province, which the Company believes is a region not affected by the contamination problem.

Consumers should immediately stop consuming or feeding to their children any of the affected products and should consult with a physician if they have any health concerns.

About Synutra International, Inc.

Synutra operates nine subsidiaries developing, producing, distributing and selling dairy-based nutritional products across the People’s Republic of China. It offers its products for infants, children, adults, pregnant women and nursing mothers under the “Sheng Yuan” or “Synutra” master brand and several sub-brands, including “Super,” “U-Smart” and “U-Strong.” The Group’s extensive sales network covers 29 provinces and provincial-level municipalities in China, and comprises over 420 distributors and over 1,000 sub-distributors who sell Synutra’s products in nearly 63,400 retail outlets. For more information, please contact Weiguo Zhang of Synutra, Inc. (301 840 3888, wzhang@synutra.com), Brian Rafferty of Taylor Rafferty (212 889 4350, synutra@taylor-rafferty.com) or visit: www.synutra.com.

The information contained herein includes statements, estimates, projections, guidance or outlook that constitute “forward-looking” statements as defined under U.S. federal securities laws. Generally the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “project,” “will” and similar expressions, identify forward-looking statements, which generally are not historical in nature. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The safe harbor for forward-looking statements contained in the Securities Litigation Reform Act of 1995 protects companies from liability for their forward looking statements if they comply with the requirements of the Act.

End